UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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CANCER GENETICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CANCER GENETICS, INC.

201 Route 17 North, 2nd Floor

Rutherford, New Jersey 07070

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 14, 2015

To the Stockholders of

Cancer Genetics, Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cancer Genetics, Inc. (the “Company”) will be held at the offices of the Company, located at 201 Route 17 North, 2nd Floor, Rutherford, New Jersey 07070, on May 14, 2015, beginning at 9 a.m. local time. At the Annual Meeting, stockholders will act on the following matters:

☐                    To elect eight directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

☐                    To ratify the appointment of McGladrey LLP as our independent registered public accounting firm for the year ending December 31, 2015;

☐                    To approve an increase in the amount of shares available for issuance under the Amended and Restated 2011 Equity Incentive Plan by 650,000 shares; and

☐                    To consider any other matters that may properly come before the Annual Meeting.

Only stockholders of record at the close of business on March 25, 2015 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

Your vote is important. Whether you plan to attend the meeting or not, you may vote your shares by marking, signing, dating and mailing the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so even if you have already voted your shares. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the meeting.

By Order of the Board of Directors

/s/ Panna L. Sharma
Panna L. Sharma,
President and Chief Executive Officer

April 20, 2015

Rutherford, New Jersey

i

CANCER GENETICS, INC.

201 ROUTE 17 NORTH, 2ND FLOOR

RUTHERFORD, NEW JERSEY 07070

PROXY STATEMENT

This proxy statement contains information related to the Annual Meeting of Stockholders to be held on May 14, 2015 at 9 a.m. local time, at the offices of the Company, located at 201 Route 17 North, 2nd Floor, Rutherford, New Jersey 07070, or at such other time and place to which the Annual Meeting may be adjourned or postponed. The enclosed proxy is solicited by the Board of Directors of Cancer Genetics, Inc. (the “Board”). The proxy materials relating to the Annual Meeting are being mailed to stockholders entitled to vote at the meeting on or about April 20, 2015.

Important Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 14, 2015.

Our proxy materials including our Proxy Statement for the 2015 Annual Meeting, our Annual report for the fiscal year ended December 31, 2014 and proxy card are available on the Internet at www.cstproxyvote.com. Under Securities and Exchange Commission rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials on the Internet.

ABOUT THE MEETING

Why are we calling this Annual Meeting?

We are calling the Annual Meeting to seek the approval of our stockholders:

☐                    To elect eight directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

☐                    To ratify the appointment of McGladrey LLP as our independent registered public accounting firm for the year ending December 31, 2015;

☐                    To approve an increase in the amount of shares available for issuance under the Amended and Restated 2011 Equity Incentive Plan by 650,000 shares; and

☐                    To consider any other matters that may properly come before the Annual Meeting.

What are the Board’s recommendations?

Our Board believes that the election of the director nominees identified herein, the appointment of McGladrey LLP as our independent registered public accounting firm for the year ending December 31, 2015, and the approval of the increase in the amount of shares available for issuance under the Amended and Restated 2011 Equity Incentive Plan are advisable and in the best interests of the Company and its stockholders and recommends that you vote FOR these proposals.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the record date, March 25, 2015, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Holders of our common stock are entitled to one vote per share on each matter to be voted upon.

As of the record date, we had 9,831,169 outstanding shares of common stock.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of your proxy card delivered to you by your broker or a legal proxy given to you by your broker and check in at the registration desk at the meeting.

If you are a stockholder of record and plan to attend the Annual Meeting, please contact the Corporate Secretary by email at AnnualMeeting2015@cancergenetics.com or by phone at (201) 528-9200 to register to attend the Annual Meeting. If you hold shares through an intermediary, such as a bank or broker, and you plan to attend, you must send a written request to attend either by regular mail or email, along with proof of share ownership, such as a bank or brokerage firm account statement, confirming ownership to: Cancer Genetics, Inc., 201 Route 17 North, 2nd Floor, Rutherford, New Jersey 07070, Attn: the Corporate Secretary or AnnualMeeting2015@cancergenetics.com. Please plan to arrive at the Company’s offices within a reasonable period of time before the start of the Annual Meeting.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our common stock outstanding on the record date will constitute a quorum for our meeting. Signed proxies received but not voted and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

You can vote on matters that come before the Annual Meeting by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope.

Your shares will be voted as you indicate on your proxy card. If you vote the enclosed proxy but you do not indicate your voting preferences, and with respect to any other matter that properly comes before the meeting, the individuals named on the proxy card will vote your shares FOR the matters submitted at the meeting, or if no recommendation is given, in their own discretion.

If you are a stockholder of record, to submit your proxy by telephone or via the Internet, follow the instructions on the proxy card. If you hold your shares in street name, you may vote by telephone or via the Internet as instructed by your broker, bank or other nominee.

If you attend the Annual Meeting and prefer to vote in person, you may do so even if you have already voted your shares by proxy.

What if I vote and then change my mind?

You may revoke your proxy at any time before it is exercised by:

☐                    filing with the Secretary of the Company a notice of revocation;

☐                    sending in another duly executed proxy bearing a later date; or

☐                    attending the meeting and casting your vote in person.

Your latest vote will be the vote that is counted.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares or otherwise provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal?” below.

What vote is required to approve each proposal?

The holders of a majority of our common stock outstanding on the record date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

With respect to the first proposal (election of directors), directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. As a result, abstentions and “broker non-votes” (see below), if any, will not affect the outcome of the vote on this proposal.

With respect to the other proposals and approval of any other matter that may properly come before the Annual Meeting, the affirmative vote of a majority of the total votes cast on these proposals, in person or by proxy, is required to approve these proposals. As a result, abstentions will have the same practical effect as a negative vote on these proposals, and “broker non-votes” (see below), if any, will not affect the outcome of the vote on these proposals.

Holders of the common stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

What are “broker non-votes”?

Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, the nominees may vote those shares only on matters deemed “routine”, such as the ratification of auditors. Nominees cannot vote on non-routine matters unless they receive voting instructions from beneficial holders, resulting in so-called “broker non-votes.”

The election of directors (Proposal No. 1) and the approval of an increase in the amount of shares available for issuance under the Amended and Restated 2011 Equity Incentive Plan (Proposal No. 3) are not considered to be “routine” matters and brokers are not permitted to vote on those matters if the broker has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares. The ratification of our independent registered public accounting firm (Proposal No. 2) is considered to be a “routine” matter, and hence your brokerage firm will be able to vote on Proposal No. 2 even if it does not receive instructions from you, so long as it holds your shares in its name.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board by mail and will pay all expenses associated therewith. Some of our officers and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

PROPOSAL NO. 1: TO ELECT EIGHT DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING
AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED

At the Annual Meeting, eight directors are to be elected. All directors of the Company hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

It is the intention of the persons named in the proxies for the holders of common stock to vote the proxies for the election of the nominees named below, unless otherwise specified in any particular proxy. Our management does not contemplate that the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by our Board. In accordance with our by-laws and Delaware law, a stockholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for directors or may withhold authority to vote for all nominees for directors. The director nominees receiving a plurality of the votes of the holders of shares of common stock present in person or by proxy at the meeting and entitled to vote on the election of directors will be elected directors. Broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the eight nominees named below.

Nominees for Election

The persons listed below have been nominated for election (the “Director Nominees”) to fill the eight director positions to be elected by the holders of the common stock.

Directors	Age	Year First Became Director
Panna L. Sharma (President and Chief Executive Officer)	44	2010
John Pappajohn (Chairman of the Board)	86	2008
Raju S. K. Chaganti, Ph.D.	82	1999
Edmund Cannon	70	2005
Franklyn G. Prendergast, M.D., Ph.D.	70	2012
Michael J. Welsh	66	2014
Geoffrey Harris	53	2014
Howard McLeod	49	2014

The following biographical descriptions set forth certain information with respect to the Director Nominees, based on information furnished to the Company by each Director Nominee.

Panna L. Sharma

Mr. Sharma became a member of our Board and our President and Chief Executive Officer in May of 2010. Additionally, he serves as the general manager of Oncospire Genomics. Mr. Sharma was at TSG Partners, a specialty life sciences consultancy and advisory company, from 2001 to 2010, where he was the Managing Partner and founder. At TSG he led the development of strategic initiatives, corporate growth strategy and corporate turnarounds for both public and private companies. He also led over 70 buy and sell-side transactions for life sciences, healthcare and biopharma companies. At TSG, he established the Global Diagnostics Index, the Global Biotools Index and several other life science capital markets indices that are still used in the life science industry.

Prior to founding TSG, Mr. Sharma was the Chief Strategy Officer for iXL Enterprises, Inc. (“iXL”), a public e-business consultancy where he led strategy development and acquisitions activity and was part of the management team that aided in taking the company public in June 1999. At iXL, he also managed the specialty e-business strategy practices group that grew from under $4 million in revenue in 1998 to over $75 million in 2000. From 1996 to 1998, Mr. Sharma was a partner at Interactive Solutions, Inc., a marketing and strategy consultancy focused on health care and financial services in Cambridge, Massachusetts, that was sold to Omnicom, Inc., one of the largest global market analysis and marketing companies. Prior to that time, Mr. Sharma served as a consultant to Putnam Investment Management, LLC and Bank of America Corporation. Mr. Sharma has also served on the board of directors of EpicEdge, a health care and government focused IT services firm, from 2001 to 2003 and as chairman of the Advisory Board for EndoChoice, a global leader for the gastrointestinal treatment market from 2008 to 2010.

We selected Mr. Sharma to serve on our Board due to his extensive knowledge of our operations, competitive challenges and opportunities gained through his position as our President and Chief Executive Officer as well as his extensive experience as a strategic advisor to companies in the health care and life sciences industry.

John Pappajohn

Mr. Pappajohn is the chairman of our Board and is a pioneer in the venture capital industry. In 1969, Mr. Pappajohn founded Equity Dynamics, Inc., a financial consulting entity, and Pappajohn Capital Resources, a venture capital firm, both in Des Moines, Iowa. Mr. Pappajohn has been involved in over 100 start-up companies and has served as a director of over 40 public companies, many in the bioscience and health-related industries. He currently serves on the boards of the following public companies: American CareSource Holdings, Inc., since 2004, and CNS Response, since 2009.

Previously, Mr. Pappajohn served on the boards of ConMed Healthcare Management, Inc. from 2005 until August 2012, PharmAthene, Inc., from 2007 until July 2011, Careguide, Inc., from 1995 until 2010, and SpectraScience, Inc., from 2007 until 2009. Mr. Pappajohn has a BSC degree in business from the University of Iowa.

We selected Mr. Pappajohn to serve on our Board due to his extensive background and experience in providing guidance to a variety of private and public companies in the bioscience and health related industries.

Raju S.K. Chaganti, Ph.D.

Dr. Chaganti is our founder and has served on our Board since the Company’s inception. Dr. Chaganti is an internationally recognized leader in cancer cytogenetics and molecular genetics. He is a co-discoverer of patents for the cloning of two genes rearranged in lymphoma translocations, BCL6 and BCL8, and an additional two patents for the detection of translocations for the FISH classification of kidney cancers. Dr. Chaganti currently is the incumbent of the William E. Snee Chair at the Memorial Sloan-Kettering Cancer Center, where he is on the faculty of the Department of Medicine and Cell Biology Program. He is a professor at the Gernster Sloan- Kettering Graduate School of Biomedical Sciences at Weill-Cornell Graduate School of Medicine, New York, New York. He was the chief of Memorial Sloan-Kettering Cancer Center’s cytogenetics service, which he established in 1976 as one of the earliest genetically based cancer diagnostic services in the country.

Dr. Chaganti received a Ph.D. in biology (genetics) from Harvard University Graduate School of Arts and Sciences and completed his post-doctoral training at the Medical Research Council of Great Britain. Additionally, he completed a sabbatical in the Department of Tumor Biology at Karolinska Institute Stockholm, focusing on experimental murine and tumorgenesis as well as immunology. Dr. Chaganti is American Board of Medical Genetics certified in medical genetics, with a subspeciality in clinical cytogenetics.

We selected Dr. Chaganti to serve on our Board due to the perspective and extensive experience he brings as one of our founders, his over 35 years of experience in managing clinical cytogenetic laboratories and his renown as an international leader in the areas of cancer cytogenetics and molecular genetics.

Edmund Cannon

Edmund Cannon is a member of our Board and is founder and President of the Clinical Research Center of Cape Cod, which specializes in finding institutional review board approved, consented specimens for the diagnostics and pharmaceutical industries, and in setting up studies to support FDA submissions for pharmaceutical and biotechnology companies. Previously, Mr. Cannon was a marketing and operations consultant for Franey Medical Labs. Mr. Cannon also formerly had the most national sales for Pharmacia Diagnostics Inc., and was a vice president and co-founder of Alletess, Inc. Mr. Canon has a degree from Boston State College and attended a Master’s program at Providence College.

We selected Mr. Cannon to serve on our Board due to his extensive experience in working with hospitals and oncologists and his world class expertise in clinical trials. Mr. Cannon also serves on our audit committee and as chairman of our compensation committee.

Franklyn G. Prendergast, M.D., Ph.D.

Franklyn G. Prendergast, M.D., Ph.D., is a member of our Board and is the Emeritus Edmond and Marion Guggenheim Professor of Biochemistry and Molecular Biology and Emeritus Professor of Molecular Pharmacology and Experimental Therapeutics at Mayo Medical School and the director of the Mayo Clinic Center for Individualized Medicine. From 1994 to 2006, he served as a director of Mayo Clinic Cancer Center. He also previously held several other teaching positions at the Mayo Medical School from 1975 through 2014. Dr. Prendergast has served for the National Institute of Health on numerous study section review groups; as a charter member of the Board of Advisors for the Division of Research Grants, now the Center for Scientific Review; the National Advisory General Medical Sciences Council; and the Board of Scientific Advisors of the National Cancer Institute. He held a Presidential Commission for service on the National Cancer Advisory Board. Dr. Prendergast also has served in numerous other advisory roles for the National Institute of Health and the National Research Council of the National Academy of Sciences, and he is a member of the board of directors of the Translational Genomics Research Institute and the Infectious Disease Research Institute (IDRI). Dr. Prendergast has served on the board of directors of Eli Lilly & Co. since 1995 and is a member of the board’s science and technology and public policy and compliance committees. He also currently serves on the board of directors for DemeRx, Inc., a private, biotechnology drug development company, and Ativa Medical Corporation, a private, diagnostic technology company. Dr. Prendergast obtained his medical degree with honors from the University of West Indies and attended Oxford University as a Rhodes Scholar, earning an M.A. degree in physiology. He obtained his Ph.D. in Biochemistry at the University of Minnesota.

We selected Dr. Prendergast to serve on our Board due to his extensive experience and expertise as a medical clinician, researcher and academician, particularly, in the areas of oncology and personalized medicine, developed through his roles with Mayo Clinic, including serving as director of the Mayo Clinic Cancer Center and the Mayo Clinic Center for Individualized Medicine. Dr. Prendergast also serves on our audit and compensation committees, and serves as chairman of our nominating committee.

Michael J. Welsh, M.D.

Dr. Welsh is a member of our Board and is a Howard Hughes Medical Institute Investigator, a position he has held since 1989, and a Professor of Internal Medicine and Molecular Physiology and Biophysics at the University of Iowa, a position he has held since 1987. Dr. Welsh is the Roy J. Carver Biomedical Research Chair in Internal Medicine and Molecular Physiology and Biophysics. He is also a professor of neurosurgery, Director of the Cystic Fibrosis Research Center and Director of the Pappajohn Biomedical Institute. Dr. Welsh was elected to the Institute of Medicine in 1997, the American Academy of Arts and Sciences in 1998, and the National Academy of Sciences in 2000. Dr. Welsh has co-founded two companies, Exemplar Genetics, a privately-held biotechnology company, and Emmyon, Inc., a privately-held biotechnology company. Dr. Welsh received his MD and internal medicine training at the University of Iowa and trained in pulmonary medicine and research at the University of California at San Francisco and the University of Texas in Houston.

We selected Dr. Welsh to serve on our Board due to his extensive experience as a leading researcher in biomedical engineering. Dr. Welsh also serves on our compensation and nominating committees.

Geoffrey Harris

Geoffrey Harris is a member of our Board and is a managing partner of c7 Advisors (a money management and healthcare advisory firm). From 2011 to 2014 he served as a managing director and co-head of the healthcare investment banking group at Cantor Fitzgerald, and from 2009-2011, he held a similar position at Gleacher & Company. Mr. Harris is also currently on the board of directors of American Care Source (Nasdaq:ANCI), a healthcare services company, Amperic, Inc., a privately-held technology company, and PointRight Inc., a privately-held software company. Mr. Harris graduated from MIT’s Sloan School of Management with an MS in Finance Management.

We selected Mr. Harris to serve on our Board due to his experience and leadership in healthcare advisory and policy research positions. Mr. Harris also serves as the chairman of our audit committee.

Howard McLeod

Dr. McLeod is a member of our Board and is the Medical Director of the DeBartolo Family Personalized Medicine Institute at the Moffitt Cancer Center, and as a Senior Member of the Moffitt Cancer Center’s Division of Population Sciences. He joined Moffitt Cancer Center in September 2013, after having served as a Founding Director of the University of North Carolina Institute for Pharmacogenomics and Individualized Therapy since 2006. Dr. McLeod also held the prestigious title of Fred Eshelman Distinguished Professor at the UNC Eshelman School of Pharmacy from 2006 to 2013. Dr. McLeod has published over 475 peer-reviewed papers on pharmacogenomics, applied therapeutics and clinical pharmacology. He had served as Chief Scientific Advisor and a member of the board of directors of Gentris Corporation before its acquisition by the Company in July 2014 and has served since July 2014 on the Company’s Scientific Advisory Board.

We selected Dr. McLeod to serve on our Board due to his vast experience in individualized medical treatment, including his leading research in pharmacogenomics along with his experience as a board member of Gentris. Dr. McLeod also serves on our nominating committee.

The Board of Directors and Its Committees

Board of Directors.

The Company is currently managed by an eight member Board of Directors (the “Board”).  Each of the eight current directors is nominated for re-election at the Annual Meeting. Each of Mr. Harris, Mr. Welsh, Mr. Cannon, Dr. Prendergast and Dr. McLeod is “independent” as that term is defined under the rules of The NASDAQ Stock Market.

Our Board met 8 times in 2014. Except for Dr. Michael Welsh, each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which such directors served on the Board) and (ii) the total number of meetings of all committees of our Board on which the director served (during the periods for which the director served on such committee or committees). Seven out of eight members of the Board as of May 22, 2014 attended last year’s annual meeting of stockholders.  The Annual Meeting is being held to coincide with one of the Board’s regularly scheduled meetings, although, in the future, we may not schedule the Annual Meeting to coincide with a meeting of the Board. The Company does not have a formal policy requiring members of the Board to attend our annual meetings.

Audit Committee.

The Board has established an Audit Committee currently consisting of Mr. Harris, Mr. Cannon and Dr. Prendergast. The Audit Committee’s primary functions are to oversee and review: the integrity of the Company’s financial statements and other financial information furnished by the Company, the Company’s compliance with legal and regulatory requirements, the Company’s systems of internal accounting and financial controls, the independent auditor’s engagement, qualifications, performance, compensation and independence, related party transactions, and compliance with the Company’s Code of Business Conduct and Ethics.

The Audit Committee also appoints (and recommends that the Board submit for shareholder ratification, if applicable), compensates, retains and oversees the independent auditor retained for the purpose of preparing or issuing an audit report or other related service. In addition, the Audit Committee discusses guidelines and policies related to risk assessment and risk management with the Company, prepares an Audit Committee report in accordance with SEC regulations, sets policies regarding the hiring of employees or former employees of the Company’s independent auditors, reviews and investigates any matters pertaining to integrity of management, including conflicts of interest, reviews related party transactions, reviews financial reporting and accounting standards, meets with officers as necessary, reviews the independence of the independent public accountants and reviews the adequacy of the Company’s internal accounting controls.

Each member of the Audit Committee is “independent” as that term is defined under the applicable rules of the Securities and Exchange Commission (the “SEC”) and the applicable rules of The NASDAQ Stock Market. The Board has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. The Board determined that Mr. Harris is an “audit committee financial expert,” as defined under the applicable rules of the SEC and the applicable rules of The NASDAQ Stock Market. The Audit Committee met 5 times during 2014. Our Board has adopted an Audit Committee Charter, which is available for viewing at www.cancergenetics.com.

Compensation Committee.

The Board has established a Compensation Committee currently consisting of Mr. Cannon, Dr. Prendergast and Dr. Welsh. The primary functions of the Compensation Committee are to facilitate the Board’s discharge of its responsibilities relating to the evaluation and compensation of the Company’s executives, oversee the administration of the Company’s compensation plan, review and determine director compensation, and prepare any reports on executive compensation required by the SEC and NASDAQ.

The Compensation Committee also establishes, in consultation with senior management of the Company, and periodically reviews, a general compensation strategy for the Company and its subsidiaries, reviews the chief executive officer’s compensation and evaluates his or her performance (at least annually), reviews and discusses compensation disclosure as may be required by the SEC, reviews and makes recommendations with respect to incentive compensation plans and equity-based plans, and conducts or authorizes investigations or studies of any matters within the scope of Compensation Committee’s responsibilities.

To determine executive compensation, the Compensation Committee, with input from the chief executive officer (who shall not participate in the deliberations regarding his or her own compensation), at least annually reviews and makes recommendations to the Board of appropriate compensation levels or other terms of employment for each executive of the Company. The Compensation Committee considers all factors it deems relevant.

The Compensation Committee met 1 time and acted by written consent 4 times during 2014. Each member of the Compensation Committee is “independent” as that term is defined under the applicable rules of the SEC and the applicable rules of The NASDAQ Stock Market. Our Board has adopted a Compensation Committee Charter, which is available for viewing at www.cancergenetics.com.

Nominating and Corporate Governance Committee.

The Board has established a Nominating and Corporate Governance Committee consisting of Dr. McLeod, Mr. Welsh and Dr. Prendergast. The primary functions of the Nominating and Corporate Governance Committee are to identify, review the qualifications of, and recommend to the Board, proposed nominees for election to the Board (consistent with criteria approved by the Board), select, or recommend that the Board select, the director nominees for the next annual meeting of stockholders, and oversee the annual evaluation of the Board and management.

The Nominating and Corporate Governance Committee also makes recommendations to the full Board regarding the size and composition of the Board and the criteria for Board and committee membership, establishes procedures to be followed by stockholders in submitting recommendations for director candidates, establishes a process for identifying and evaluating nominees for the Board, retains advisory firms to help identify director candidates, and reviews stockholder proposals and proposed responses.

The Nominating and Corporate Governance Committee met 1 time and acted by written consent 1 time during 2014. Each member of the Nominating and Corporate Governance Committee is “independent” as that term is defined under the applicable rules of The NASDAQ Stock Market. Our Board has adopted a Nominating and Corporate Governance Charter, which is available for viewing at www.cancergenetics.com.

Stockholder Nominations for Directorships

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names and background to the Secretary of the Company at the address set forth below under “Stockholder Communications.” All such recommendations will be forwarded to the Nominating and Corporate Governance Committee, which will review and only consider such recommendations if appropriate biographical and other information is provided, as described below, on a timely basis. All security holder recommendations for director candidates must be received by the Company in the timeframe(s) set forth under the heading “Stockholder Proposals” below.

•                  the name and address of record of the security holder;

•                  a representation that the security holder is a record holder of the Company’s securities, or if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934;

•                  the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

•                  a description of the qualifications and background of the proposed director candidate and a representation that the proposed director candidate meets applicable independence requirements;

•                  a description of any arrangements or understandings between the security holder and the proposed director candidate; and

•                  the consent of the proposed director candidate to be named in the proxy statement relating to the Company’s annual meeting of stockholders and to serve as a director if elected at such annual meeting.

Assuming that appropriate information is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board or other persons, as described above and as set forth in its written charter.

Board Leadership Structure and Role in Risk Oversight

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. Consistent with this understanding, the Nominating and Corporate Governance Committee periodically considers the Board’s leadership structure. This consideration includes the pros and cons of alternative leadership structures in light of the Company’s operating and governance environment at the time, with the goal of achieving the optimal model for effective oversight of management by the Board.

Although the Company currently has, and historically has had, a Chairman of the Board separate from the Chief Executive Officer, the Company does not have a specific policy regarding the separation of the offices of Chairman of the Board and the Chief Executive Officer. Further, we do not have a lead independent director. The Board believes that this separation is presently appropriate as it allows the Chief Executive Officer to focus primarily on leading the day-to-day operations of the Company while the Chairman of the Board can focus on leading the Board in the performance of its duties. We acknowledge, however, that there may be circumstances in the future when it is in the best interests of the Company to combine the positions of Chairman of the Board and the Chief Executive Officer. Our Chairman of the Board, when present, presides over all meetings of our Board.

Our Board oversees our risk management. This oversight is administered primarily through the following:

•                  the Board’s review and approval of our plans for our business (presented to the Board by the Chief Executive Officer and other management), including the projected opportunities and challenges facing our business;

•                  the Board’s periodic review of our business developments and financial results;

•                  our Audit Committee’s oversight of our internal control over financial reporting and its discussions with management and the independent accountants regarding the quality and adequacy of our internal controls and financial reporting; and

•                  our Compensation Committee’s review and recommendations to the Board regarding our executive officer compensation and its relationship to our business goals.

Stockholder Communications

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, and subject to advice from legal counsel, the Secretary of the Company is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Board as he considers appropriate.

Communications from stockholders will be forwarded to all directors if they relate to important substantive matters or if they include suggestions or comments that the Secretary considers to be important for the Board to know. Communication relating to corporate governance and corporate strategy are more likely to be forwarded to the Board than communications regarding personal grievances, ordinary business matters, and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications to the Board should address such communications to: The Board of Directors, Cancer Genetics, Inc., 201 Route 17 North, 2nd Floor, Rutherford, New Jersey 07070, Attention: Secretary.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees. The purpose of the Code of Business Conduct and Ethics is to deter wrongdoing and to provide guidance to the Company’s directors, officers and employees to help them recognize and deal with ethical issues, to provide mechanisms to report unethical or illegal conduct and to contribute positively to the Company’s culture of honesty and accountability. Our Code of Business Conduct and Ethics is publicly available on our website at www.cancergenetics.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver, including any implicit waiver from a provision of the Code of Business Conduct and Ethics to our directors or executive officers, we will disclose the nature of such amendments or waiver on our website or in a current report on Form 8-K.

Executive Officers

The following table sets forth certain information regarding our current executive officers:

Name of Individual	Age	Position and Office
Panna L. Sharma	44	President and Chief Executive Officer
Edward J. Sitar	54	Chief Financial Officer, Secretary and Treasurer
Jane Houldsworth, Ph.D.	56	Vice President, Research and Development

Panna L. Sharma

For Mr. Sharma’s biography, please see the section above entitled “Nominees for Election.”

Edward J. Sitar

On April 1, 2014, Edward J. Sitar was appointed as our Chief Financial Officer. Prior to joining us in March 2014, from January 2013 to December 2013, Mr. Sitar served as Chief Financial Officer—New Business of Healthagen, an Aetna company. Prior to Healthagen, from August 2010 to January 2013, Mr. Sitar served as Executive Vice President and Chief Financial Officer of ActiveHealth Management, Inc., an Aetna company. From April 2001 to May 2010, he served as Executive Vice President and Chief Financial Officer of Cadent Holdings, Inc., a privately-held company that provided three-dimensional digital scanning services for dentists and orthodontists. From August 1998 to April 2001, Mr. Sitar served as Chief Financial Officer and Treasurer of MIM Corporation, now BioScrip, Inc., a publicly traded specialty pharmaceutical and pharmacy benefit management service provider. From May 1996 to August 1998, Mr. Sitar was the Vice President of Finance for Vital Signs, Inc., a publicly traded manufacturer and distributor of single use medical products. From June 1993 to April 1996, Mr. Sitar was the Controller of Zenith. From 1982 through July 1993, he was with Coopers & Lybrand, a public accounting firm. He holds a B.S. in accounting from the University of Scranton and is licensed as a Certified Public Accountant in New Jersey.

Jane Houldsworth, Ph.D.

Dr. Houldsworth joined us in 2007 as head of Research and Development and was promoted to Vice President of Research and Development in June 2011. From 2007 to June 2011, Dr. Houldsworth also served as a consultant to Memorial Sloan-Kettering Cancer Center. She has a long-standing interest in the biology and genetics of lymphoma and male germ cell tumors, with over 20 years’ experience in translational research. Dr. Houldsworth is a co-inventor on four issued patents. These patents relate to methods using a panel for detecting and differentiating renal cortical neoplasms and a tool for diagnosing and prognosing mature B-cell neoplasms. Dr. Houldsworth has published 15 book chapters and more than 50 peer-reviewed papers and is a reviewer for several scientific journals. She actively consults on academic research projects and is an active member of the American Society of Hematology and the American Association for Cancer Research. Dr. Houldsworth has been awarded several grants from the National Institutes of Health, the Lance Armstrong Foundation and other private foundations. In 2005, Dr. Houldsworth attained a New York State Certificate of Qualification as a laboratory director for oncology, molecular and cellular tumor markers. Prior to joining us in 2007, she was an Associate Attending Geneticist and an Associate Laboratory Member at the Memorial Sloan-Kettering Cancer Center in Dr. Chaganti’s laboratory. Dr. Houldsworth has a Ph.D. in Biochemistry from University of Queensland, Australia and received post-doctoral training in Molecular Biology at the California Institute of Technology, Pasadena.

There are no family relationships among any of our directors and executive officers.

Key Consultants

Dr. Wang

Dr. Lan Wang is a key consultant and serves as the medical director for our New Jersey reference laboratory. Upon joining us, Dr. Wang monitored the set-up of our New Jersey laboratory. Our New Jersey laboratory has grown significantly since Dr. Wang’s arrival, both in volume and testing. She assisted in maturing our focus to become a full-service laboratory that targets hematological oncologists and pathologists. As Medical Director, Dr. Wang is responsible for supervising all compliance and operational aspects of our New Jersey reference laboratory, including order testing for summation cases based on clinical information, reflex testing based on results, interpreting and diagnosing all flow and surgical specimens, summation reporting, performing internal and external correlation studies, reviewing and approving all standard operating procedures and reviewing and approving all validations.

Dr. Wang began working with us in 2007. Her career focus is in diagnostic hematopathology, centered on lymphomas and leukemias. In 1999, Dr. Wang joined as a clinical fellow at Harvard Medical School. She received residency training in anatomical and clinical pathology from 1999 to 2003 at Massachusetts General Hospital. From 2003 to 2004, Dr. Wang finished her fellowship training in hematopathology with Dr. Nancy L. Harris at Massachusetts General Hospital. From 2004 to date, Dr. Wang has held the position of staff pathologist and hematophathologist and serves as a cancer liaison physician at Chilton Memorial Hospital in New Jersey.

Dr. Wang is an active member of the Society of Hematopathology, the United States and Canadian Academies of Pathology and the College of American Pathologists. Her work has been published in numerous peer-reviewed publications. Dr. Wang is certified by the American Board of Pathology in anatomical and clinical pathology, as well as hematopathology. In New Jersey, Dr. Wang holds a medical license and bioanalytical laboratory director license from the board of medical examiners. She also has a certificate of qualification from New York State as a laboratory director in histopathology, cytopathology, hematology, immunohematology, oncology-molecular and cellular tumor markers, and cellular immunology-malignant leukocyte immunophenotyping.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation awarded to or earned by each person serving as the Company’s principal executive officer during fiscal year 2014, the Company’s two most highly compensated executive officers who were serving as executive officers as of December 31, 2014 and up to two additional individuals for whom disclosure would have been provided but for the fact that such individuals were not serving as an executive officer as of December 31, 2014. The persons listed in the following table are referred to herein as the “named executive officers.”

SUMMARY COMPENSATION TABLE

				Stock	Option		All Other
		Salary	Bonus	Awards	Awards		Compensation
Name and Principal Position	Year	($)	($)	($)(1)	($)(1)		($)		Total ($)
Panna L. Sharma	2014	$400,000	$200,000	$1,215,000	$924,842		$4,248	(2)	$2,744,090
Chief Executive Officer and President	2013	$359,040	$290,000	—	$2,102,000		$13,900	(2)	$2,764,940

Elizabeth Czerepak	2014	$342,067	$25,000	—	$15,600	(4)	$125,000		$507,667
Chief Financial Officer(3)	2013	$250,000	$220,000	—	—		$24,759	(5)	$494,759

Edward J. Sitar	2014	$195,310	$65,000	$117,000	$967,443		—		$1,344,753
Chief Financial Officer(6)	2013	—	—	—	—		—		—

Jane Houldsworth	2014	$238,325	$59,557	—	$36,994		—		$334,826
Vice President Research and Development	2013	$225,000	$66,250	—	$105,100		—		$396,350

(1)                  Represents the aggregate grant date fair value for grants made in 2014 and 2013 computed in accordance with FASB ASC Topic 718. Unlike the calculations contained in the Company’s financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the executive will perform the requisite service for the award to vest in full. The assumptions used in valuing options are described in note 11 to the Company’s financial statements included in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 16, 2015.

(2)                  Consists of $4,248 for life insurance benefits in 2014 and $13,050 for relocation allowance and $850 for life insurance benefits in 2013.

(3)                  Ms. Czerepak resigned as our Chief Financial Officer effective March 31, 2014. In connection with Ms. Czerepak’s resignation, the Company and Ms. Czerepak entered into a separation agreement. The separation agreement provides for severance benefits of, among other things: (i) one year’s salary of $250,000 payable over a period of nine months; (ii) a lump sum payment equal to $125,000, and (iii) the acceleration of the vesting of all stock options held by her and the extension of the expiration date on her options until December 31, 2014. Ms. Czerepak also received (i) her annual bonus of $125,000 for fiscal 2013 and (ii) a bonus of $25,000 for the first quarter of 2014.

(4)                  Represents the incremental fair value, in accordance with FASB ASC Topic 718, of the extension of the expiration date of Ms. Czerepak’s options until December 31, 2014.

(5)                  Consists of Ms. Czerepak’s accrued and unused vacation time.

(6)                  Mr. Sitar joined our Compay in March 2014 and was appointed as our Chief Financial Officer effective April 1, 2014.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

The material terms of each named executive officer’s employment agreement or arrangement are described below.

Panna L. Sharma

We entered into an employment agreement as of December 28, 2011, effective as of April 1, 2010 (“CEO Agreement”), with Panna L. Sharma in connection with his appointment as our Chief Executive Officer and President. The CEO Agreement provides for, among other things: (i) an annual base salary of $350,000, or such greater amount as may be determined by the board, (ii) eligibility for an annual cash bonus of up to 50% of base salary, (iii) a one-time cash bonus of $100,000 upon completion of an initial public offering with gross proceeds of at least $25.0 million no later than December 31, 2012, which was later revised to March 31, 2013, and (iv) the following post-termination benefits: (a) any performance bonus plan, then in effect, pro rata for his period of actual employment during the year, payable at the regular bonus payment time but only if other employees are then paid their bonus amounts, and continuation of medical/dental, disability and life benefits for a period of six months following termination of employment and (b) monthly payments equal to his base salary immediately prior to such termination for a period of twelve months in the event his employment is terminated without “cause” or Mr. Sharma resigns for “good reason” not in connection with a “change of control” or in the event his employment is terminated due to injury, illness or disability, or (c) a lump sum payment equal to eighteen months of his then base salary plus an amount equal to the prior year bonus in the event his employment is terminated for any reason within twelve months following a change of control. The CEO Agreement further provides that Mr. Sharma will not engage in competitive activity, as set forth in the CEO Agreement, for a period of twelve months following termination of employment for any reason. The CEO Agreement also provides for reimbursement of reasonable expenses for travel between his then-current place of residence in Georgia and our office in New Jersey and reimbursement of direct relocation expenses of up to $50,000. We agreed to pay Mr. Sharma $2,900 per month for up to twelve months to reimburse him for additional expenses incurred in renting his former residence. The monthly payments began in April 2012 and were paid in full. The CEO Agreement had an initial term through April 30, 2012, and automatically renews for additional one-year terms.

We paid a one-time cash bonus of $90,000 to Mr. Sharma upon consummation of our initial public offering.

On October 10, 2013, the Compensation Committee granted Mr. Sharma an option to purchase 200,000 shares of our common stock, at an exercise price of $15.39 per share pursuant and subject to the terms of our 2011 Equity Incentive Plan. The option vests over a period of five years from the grant date in sixty equal monthly installments commencing one month from the grant date. The vesting of Mr. Sharma’s option may be accelerated upon the achievement of certain milestones. In addition, the Compensation Committee approved an immediate $50,000 per annum increase in Mr. Sharma’s salary, resulting in an annual salary of $400,000, and an increase in Mr. Sharma’s bonus opportunity to $200,000 per year, or 50% of his annual base salary, subject to the satisfactory performance of certain criteria to be established by the Compensation Committee. In addition, we granted 50,000 restricted shares of common stock to Mr. Sharma, which were subject to accelerated vesting upon achievement of certain milestones. In December 2014, the Compensation Committee, based on the achievement of certain milestones, also approved the accelerated vesting of such restricted shares.

On December 11, 2014, the Compensation Committee granted Mr. Sharma an option to purchase 250,000 shares of our common stock, at an exercise price of $6.30 per share pursuant and subject to the terms of our Amended and Restated 2011 Equity Incentive Plan, as amended. Twenty percent of such options vested immediately and the remaining 80% will vest in equal monthly installments over the next four years commencing on the one month anniversary of the initial grant over a 48-month period. In addition, we granted 100,000 restricted shares of common stock to Mr. Sharma. Twenty percent of such restricted shares vested immediately and the remaining 80% will vest in equal monthly installments over the next four years commencing on the one month anniversary of the initial grant over a 48-month period.

Elizabeth Czerepak

In January 2011, Elizabeth Czerepak was named Chief Financial Officer. We entered into an employment agreement effective as of January 1, 2012 (“Czerepak Agreement”) with Ms. Czerepak. The Czerepak Agreement provided for, among other things: (i) an annual base salary of $250,000, or such greater amount as may be determined by the Board, (ii) eligibility for an annual cash bonus of up to 50% of base salary, (iii) a one-time cash bonus of $50,000 upon completion of an initial public offering with gross proceeds of at least $25.0 million no later than December 31, 2012, which was later revised to March 31, 2013, and (iv) the following post-termination benefits: (a) any performance bonus plan, then in effect, pro rata for her period of actual employment during the year, payable at the regular bonus payment time but only if other employees are then paid their bonus amounts, and continuation of medical/dental, disability and life benefits for a period of six months following termination of employment and (b) monthly payments equal to her base salary immediately prior to such termination for a period of six months in the event her employment was terminated without “cause” or Ms. Czerepak resigned for “good reason” not in connection with a “change of control”, (c) monthly payments equal to her base salary immediately prior to such termination for a period of twelve months in the event her employment was terminated due to illness, injury or disability or (d) a lump sum payment equal to twelve months of her then base salary plus an amount equal to the prior year bonus in the event her employment was terminated for any reason within twelve months following a change of control. The Czerepak Agreement further provided that Ms. Czerepak will not engage in competitive activity, as set forth in the Czerepak Agreement, for a period of twelve months following termination of employment for “cause” or due to illness, injury or disability or for a period of six months following termination of employment without “cause” or resignation for “good reason” or without “good reason”. The Czerepak Agreement had an initial term of January 1, 2012 through December 31, 2012, and automatically renewed for additional one-year terms.

Following consummation of our initial public offering, we paid a one-time cash bonus in the amount of $45,000 to Ms. Czerepak. In October 2013, we paid a one-time cash bonus in the amount of $50,000 to Ms. Czerepak.

Ms. Czerepak resigned as our Chief Financial Officer, effective March 31, 2014. In connection with Ms. Czerepak’s resignation, the Company and Ms. Czerepak entered into a separation agreement. The separation agreement provided for severance benefits of, among other things: (i) one year’s salary of $250,000 payable over a period of nine months; (ii) a lump sum payment equal to $125,000, and (iii) the acceleration of the vesting of all stock options held by her and the extension of the expiration date on her options until December 31, 2014. Ms. Czerepak also received (i) her annual bonus of $125,000 for fiscal 2013 and (ii) a bonus of $25,000 for the first quarter of 2014.  All amounts owed Ms. Czerepak were paid prior to December 31, 2014.

Edward J. Sitar

On April 1, 2014, Edward J. Sitar was named Chief Financial Officer. We entered into an employment agreement effective as of April 1, 2014 (“Sitar Agreement”) with Mr. Sitar. The Sitar Agreement provides for, among other things: (i) an annual base salary of $260,000 or such greater amount as may be determined by the Board, (ii) eligibility for an annual cash bonus of up to 33.33% of base salary, (iii) a grant of stock options under the 2011 Equity Incentive Plan to purchase 90,000 shares of our common stock at $17.62 per share, vesting over a period of five years from the grant date in twenty equal quarterly installments commencing on July 17, 2014, and (iv) a grant of 10,000 shares of restricted stock under the 2011 Equity Incentive Plan, vesting over three years.  The Sitar Agreement also provides for the following post-termination benefits: (a) any performance bonus plan then in effect will be paid pro rata for his period of actual employment during the year but only if other employees are then paid their bonus amounts, (b) continuation of medical/dental, disability and life benefits for a period of six (6) months following termination of employment, and (c) continuation of his base salary immediately prior to such termination for a period of (i) six (6) months in the event his employment was terminated without “cause” or Mr. Sitar resigned for “good reason”, (ii) ninety (90) days following his death, or  (iii) twelve (12) months in the event his employment was terminated due to disability; provided, however, that if his employment is terminated for any reason within twelve (12) months following a “change of control”, he shall receive a lump sum payment equal to twelve (12) months base salary plus an amount equal to his prior year bonus. The Sitar Agreement further provides that Mr. Sitar will not engage in competitive activity, as set forth in the Sitar Agreement, for a period of twelve months following termination of employment. The Sitar Agreement has an initial term through April 1, 2015, and automatically renews for additional one-year terms.

On December 11, 2014, the Compensation Committee granted Mr. Sitar an option to purchase 90,000 shares of our common stock, at an exercise price of $6.30 per share pursuant and subject to the terms of our Amended and Restated 2011 Equity Incentive Plan, as amended. Twenty percent of such options vest immediately and the remaining 80% will vest in equal monthly installments over the next four years commencing on the one month anniversary of the initial grant over a 48-month period.

Jane Houldsworth, Ph.D.

We entered into an employment agreement with Dr. Houldsworth effective as of January 1, 2012 (“VP Agreement”). The VP Agreement provides for, among other things: (i) an annual base salary of $200,000, or such greater amount as may be determined by the Board, (ii) eligibility for an annual cash bonus of up to 25% of base salary, and (iii) the following post-termination benefits: (a) any performance bonus plan, then in effect, pro rata for her period of actual employment during the year, payable at the regular bonus payment time but only if other employees are then paid their bonus amounts, and continuation of medical/dental, disability and life benefits for a period of six months following termination of employment and (b) monthly payments equal to her base salary immediately prior to such termination for a period of six months in the event her employment is terminated without “cause” or Dr. Houldsworth resigns for “good reason” not in connection with a “change of control”, (c) monthly payments equal to her base salary immediately prior to such termination for a period of twelve months in the event her employment is terminated due to illness, injury or disability or (d) a lump sum payment equal to twelve months of her then base salary plus an amount equal to the prior year bonus in the event her employment is terminated for any reason within twelve months following a change of control. The VP Agreement further provides that Dr. Houldsworth will not engage in competitive activity, as set forth in the VP Agreement, for a period of twelve months following termination of employment for “cause” or due to illness, injury or disability or for a period of six months following termination of employment without “cause” or resignation for “good reason” or without “good reason”. The VP Agreement has an initial term of January 1, 2012 through December 31, 2012, and automatically renews for additional one-year terms. On December 11, 2014, we increased Dr. Houldsworth’s annual base salary to $265,000 and we granted Dr. Houldsworth options to purchase 10,000 shares of our common stock at an exercise price of $6.30 per share.

In August 2013, we paid a one-time cash bonus in the amount of $10,000 to Dr. Houldsworth.

Repricing and Exchange of Options

In October 2012, prior to our initial public offering, the Board authorized the officers of the Company to offer to exchange a reduced number of re-priced stock options to certain employee options holders, which authorization was expanded and modified in February 2013 under the following terms: those employees holding stock options with a strike price of $25.00 or more have the opportunity to exchange their options for 60% of the number of options then held with an exercise price equal to our initial public offering price per share, and those employees holding stock options with a strike price of $12.50 would have the opportunity to exchange their options for 80% of the number of options currently held with an exercise price equal to our initial public offering price per share. Any exchanged options would be non-qualified stock options. On April 10, 2013, our initial public offering became effective and 336,300 options with exercise prices ranging from $12.50 to $33.80 were exchanged for 242,070 options with an exercise price of $10.00.

Pursuant to that offer, Mr. Sharma exchanged 190,000 options with an exercise price of $12.50 for 152,000 options with an exercise price of $10.00 and Ms. Czerepak exchanged 50,000 options with an exercise price of $25.00 for 30,000 options with an exercise price of $10.00.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information, on an award-by-award basis, concerning unexercised options to purchase common stock, restricted shares of common stock and common stock that has not yet vested for each named executive officer and outstanding as of December 31, 2014.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END—2014

			Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date	Number of Restricted Shares That Have Not Vested (#)		Market Value of Restricted Shares That Have Not Vested ($)
Panna L. Sharma	145,120	(1)	6,880	(1)	$10.00		3/31/2020	—		$—
	46,666	(2)	153,334	(2)	$15.39		10/10/2023	—		$—
	50,000	(3)	200,000	(3)	$6.30		12/11/2024	—		$—
								80,000	(4)	$534,400

Edward J. Sitar	13,500	(5)	76,500	(5)	$17.38		5/22/2024	—		$—
	18,000	(6)	72,000	(6)	$6.30		12/11/2024	—		$—
								10,000	(7)	$66,800

Elizabeth Czerepak (11)	—		—			$—	—	—		$—

Jane Houldsworth	15,970	(8)	230	(8)	$4.80		1/18/2020	—		$—
	2,333	(9)	7,667	(9)	$15.39		10/10/2023	—		$—
	2,000	(10)	8,000	(10)	$6.30		12/11/2024	—		$—

(1)                  14,400 options vested immediately on the grant date, April 1, 2010. The remaining options vest in 60 equal monthly installments of 2,293 options commencing one month after the grant date.

(2)                  The options vest in 60 equal monthly installments of 3,333 options commencing one month after the grant date, subject to acceleration upon the achievement of certain milestones.

(3)                 50,000 options vested immediately on the grant date, December 11, 2014. The remaining options vest in 48 equal monthly installments of 4,167 options commencing one month after the grant date.

(4)                  The restricted shares vest in 48 equal monthly installments of 1,667 shares commencing on January 11, 2015.

(5)                  9,000 options vested on September 17, 2014. The remaining options vest in 18 equal quarterly installments of 4,500 options commencing December 17, 2014.

(6)                  18,000 options vested immediately on the grant date, December 11, 2014. The remaining options vest in 48 equal monthly installments of 1,500 options commencing one month after the grant date.

(7)                  Restricted shares vested evenly in three annual installments of 3,333, commencing March 17, 2015.

(8)                  2,400 options vested immediately on the grant date, January 19, 2010. 2,760 options, which represent 20% of the remaining options, vested on the one-year anniversary of the grant date. The remaining options vest in 48 equal monthly installments of 230 options commencing one month following the one-year anniversary of the grant date.

(9)                  20% of the options vest on the one-year anniversary of the grant date. The remaining options vest in 48 equal monthly installments of 167 options commencing one month following the one-year anniversary of the grant date.

(10)           2,000 options vested immediately on the grant date, December 11, 2014. The remaining options vest in 48 equal monthly installments of 167 options commencing one month after the grant date.

(11)           Elizabeth Czerepak’s options expired on December 31, 2014.

COMPENSATION OF DIRECTORS

Non-Employee Director Compensation Policy

On October 10, 2013, our Directors adopted a compensation policy for our non-employee directors. This policy does not apply to non-employee directors who are compensated pursuant to the terms of a separate consulting agreement. Currently, Mr. Pappajohn and Dr. Chaganti are compensated pursuant the consulting agreements described below in lieu of any compensation pursuant to this policy. This policy provides for the following cash compensation to our non-employee directors:

•                  each non-employee director will receive an annual base fee of $10,000; and

•                  in addition to the $10,000 annual base fee, the chairman of our audit committee will receive an annual fee of $10,000.

This policy provides for the following equity compensation to our non-employee directors:

•                  each non-employee director, will receive bi-annual restricted stock awards of 5,000 shares of our common stock; and

•                  each non-employee director, will receive annual option grants to purchase 10,000 shares of our common stock.

The restricted stock awards and option grants will each vest in two equal annual installments. On May 22, 2014, we granted each of Dr. Prendergast, Mr. Cannon and Dr. Welsh options to purchase 10,000 shares of our common stock at an exercise price of $11.70 and we granted Mr. Welsh 5,000 restricted shares of common stock.  On December 11, 2014, we granted each of Mr. Harris and Dr. McLeod options to purchase 5,000 shares of our common stock at an exercise price of $6.30.

All fees under the director compensation policy are paid on a quarterly basis and no per meeting fees are paid. We also reimburse non-employee directors for reasonable expenses incurred in connection with attending Board and committee meetings.

Consulting Agreements

Certain non-employee directors entered into consulting agreements with us, as described below, pursuant to which they receive cash compensation and equity for consulting services.

John Pappajohn

Effective on January 6, 2014, our Board appointed John Pappajohn to serve as the chairman of the Board, a position previously held by Dr. Raju S.K. Chaganti. As compensation for serving as the chairman of the Board, we pay Mr. Pappajohn $100,000 per year and grant to Mr. Pappajohn, 25,000 restricted shares of the Company’s common stock, and options to purchase an aggregate of 100,000 shares of the Company’s common stock. The options will have a term of ten years from the date on which they are granted. The restricted stock and the options each vest in two equal installments on the one year anniversary and the two year anniversary of the date on which Mr. Pappajohn became the chairman of the Board. The exercise price of the options is $13.98. Prior to his appointment as chairman of the Board, Mr. Pappajohn was compensated pursuant to the Non-employee Director Compensation Policy described above.

Raju S.K. Chaganti, Ph.D.

On September 15, 2010, we entered into a three-year consulting agreement with Dr. Raju Chaganti, our chairman, pursuant to which Dr. Chaganti provides us with consulting and technical support services in connection with our technical and business affairs, including oversight of our clinical diagnostic laboratory. In September 2013, we extended this agreement until December 31, 2013. In consideration for Dr. Chaganti’s services, we pay Dr. Chaganti $5,000 per month and he received an option to purchase 60,000 shares of our common stock at a purchase price of $25.00 per share in connection with his execution of the consulting agreement. Such option vests in 12 quarterly installments of 5,000 shares commencing on October 1, 2010. Pursuant to his consulting agreement, Dr. Chaganti also assigned to us all rights to any inventions which he may invent during the course of rendering consulting services to us. In exchange for this assignment, if the U.S. Patent and Trademark Office issues a patent for an invention on which Dr. Raju

Chaganti is listed as an inventor, we agreed to pay Dr. Chaganti (i) a one-time payment of $50,000 and (ii) 1% of the net revenues we receive from any licensed sales of the invention.

On February 19, 2014, we entered into a new, three-year consulting agreement with Dr. Chaganti, pursuant to which Dr. Chaganti provides us with consulting and technical support services in connection with our technical and business affairs, including oversight of our clinical diagnostic laboratory. In consideration for Dr. Chaganti’s services, we continue to pay Dr. Chaganti $5,000 per month. In addition, he received an option to purchase 200,000 shares of our common stock at a purchase price of $15.89 per share in connection with his execution of the consulting agreement. Such option vests in 16 quarterly installments of 12,500 shares commencing on April 1, 2014. Pursuant to his consulting agreement, we have continued the arrangement where Dr. Chaganti assigned to us all rights to any inventions which he may invent during the course of rendering consulting services to us. In exchange for this assignment, if the U.S. Patent and Trademark Office issues a patent for an invention on which Dr. Raju Chaganti is listed as an inventor, we agreed to pay Dr. Chaganti (i) a one-time payment of $50,000 and (ii) 1% of the net revenues we receive from any licensed sales of the invention for the life of the patent.  As of December 31, 2014, we accrued $150,000 for three patents that were issued where Dr. Chaganti was listed as an investor.

Except as set forth in the table below, the non-employee directors did not receive any cash or equity compensation during 2014.

DIRECTOR COMPENSATION

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	Option awards ($)(1)		All other compensation ($)		Total ($)
John Pappajohn	$100,000	$292,500	$712,323		$120,000	(2)	$1,224,823
Raju S. K. Chaganti, Ph.D.	$60,000	—	$971,000		$150,000	(3)	$1,181,000
Edmund Cannon	$10,000	$58,500	$75,142		—		$143,642
Franklyn G. Prendergast, M.D., Ph.D.	$10,000	$58,500	$75,142		—		$143,642
Geoffrey Harris(4)	$3,750	—	$18,402		—		$22,152
Howard McLeod(5)	$3,750	—	$18,402		—		$22,152
Michael Welsh, M.D.(6)	$5,000	$58,500	$75,142		—		$138,642
Andrew Pecora, M.D.(7)	$—	—	$6,340	(8)	—		$6,340
Tommy G. Thompson(9)	$—	—	—		—		$—
Keith L. Brownlie(10)	$20,000	$58,500	$75,142		—		$153,642
Paul Rothman(11)	$10,000	$58,500	$75,142		—		$143,642

(1)                  Represents the aggregate grant date fair value for grants made in 2014 computed in accordance with FASB ASC Topic 718. Unlike the calculations contained in the Company’s financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the executive will perform the requisite service for the award to vest in full. The assumptions used in valuing options are described in note 11 to the Company’s financial statements included in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 16, 2015.

(2)                  In August 2010, we entered into a consulting agreement with Equity Dynamics, Inc. (“EDI”), an entity controlled by John Pappajohn, pursuant to which EDI received a monthly fee of $10,000 plus reimbursement of expenses. The consulting agreement was terminated effective March 31, 2014. Subsequently, the Company entered into a new consulting agreement EDI effective April 1, 2014 pursuant to which the Company pays EDI a monthly fee of $10,000 plus expenses for such consulting services.

(3)                  Paid in accordance with the consulting agreement referred to above, pursuant to which Dr. Chaganti (i) received a $150,000 payment for three patents approved in 2013, and (ii) receives a monthly fee of $5,000.

(4)                  Mr. Harris was appointed to the Board on December 2, 2014.

(5)                  Dr. McLeod was appointed to the Board on December 2, 2014.

(6)                  Dr. Welsh was appointed to the Board on May 22, 2014.

(7)                  Dr. Andrew Pecora resigned from the Board, effective February 18, 2014.

(8)                  Represents the incremental fair value, in accordance with FASB ASC Topic 718, of the extension of the expiration date of Dr. Andrew Pecora’s options until July 1, 2014.

(9)                  Hon. Tommy G. Thompson resigned from the Board, effective January 6, 2014.

(10)           Mr. Brownlie resigned from the Board, effective December 8, 2014.

(11)         Mr. Rothman resigned from the Board, effective December 8, 2014.

REPORT OF THE AUDIT COMMITTEE*

The undersigned members of the Audit Committee of the Board of Directors of Cancer Genetics, Inc. (the “Company”) submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2014 as follows:

1.                      The Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the fiscal year ended December 31, 2014.

2.                      The Audit Committee has discussed with representatives of McGladrey LLP, the independent public accounting firm, the matters which are required to be discussed with them under the provisions of Auditing Standard No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3.                      The Audit Committee has discussed with McGladrey LLP, the independent public accounting firm, the auditors’ independence from management and the Company has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board.

In addition, the Audit Committee considered whether the provision of non-audit services by McGladrey LLP is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the Securities and Exchange Commission.

Audit Committee,

Geoffrey Harris, Chairman

Franklyn G. Prendergast, M.D., Ph.D.

Edmund Cannon

*                          The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of March 25, 2015 with respect to the beneficial ownership of common stock of the Company by the following: (i) each of the Company’s current directors; (ii) each of the named executive officers; (iii) the current executive officers; (iv) all of the current executive officers and directors as a group; and (v) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of the Company’s common stock.

For purposes of the following table, beneficial ownership is determined in accordance with the applicable SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted in the footnotes to the table, we believe that each person or entity named in the table has sole voting and investment power with respect to all shares of the Company’s common stock shown as beneficially owned by that person or entity (or shares such power with his or her spouse). Under the SEC’s rules, shares of the Company’s common stock issuable under options that are exercisable on or within 60 days after March 25, 2015 (“Presently Exercisable Options”) are deemed outstanding and therefore included in the number of shares reported as beneficially owned by a person or entity named in the table and are used to compute the percentage of the common stock beneficially owned by that person or entity. These shares are not, however, deemed outstanding for computing the percentage of the common stock beneficially owned by any other person or entity.

The percentage of the common stock beneficially owned by each person or entity named in the following table is based on 9,831,169 shares of common stock issued and outstanding as of March 25, 2015 plus any shares issuable upon exercise of Presently Exercisable Options held by such person or entity.

Name and Address of Beneficial Owner*	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
Named Executive Officers, Executive Officers and Directors:
Panna Sharma	441,204	(1)	4.4%
Jane Houldsworth, Ph.D.	34,156	(2)	**
Edward J. Sitar	56,000	(3)	**
Raju S.K. Chaganti, Ph.D.	637,227	(4)	6.4%
Edmund Cannon	35,894	(5)	**
John Pappajohn	2,372,681	(6)	22.2%
Dr. Franklyn G. Prendergast, M.D., Ph.D.	23,000	(7)	**
Michael J. Welsh, M.D.	10,000	(8)	**
Geoffrey Harris	—	(9)	**
Howard McLeod	—	(9)	**
All current executive officers and directors as a group (10 persons)	3,610,162		32.0%
5% Stockholders
Bank of Montreal(10)	648,861		6.6%

(*)                  Unless otherwise indicated, the address is c/o Cancer Genetics, Inc., 201 Route 17 North, 2nd Floor, Rutherford, New Jersey, 07070.

(**)           Less than 1%

(1)                  Includes 286,166 shares of common stock underlying options exercisable on or before May 24, 2015. Includes 5,038 shares of common stock underlying warrants held by TSG. Includes 75,000 shares of unvested restricted stock as of March 25, 2015. Excludes 315,834 shares of common stock underlying options that are not exercisable on or before May 24, 2015.

(2)                  Includes 22,199 shares of common stock underlying options exercisable on or before May 24, 2015. Excludes 14,001 shares of common stock underlying options that are not exercisable on or before May 24, 2015.

(3)                  Includes 43,500 shares of common stock underlying options exercisable on or before May 24, 2015. Also includes 6,667 shares of unvested restricted stock as of March 25, 2015. Excludes 136,500 shares of common stock underlying options that are not exercisable on or before May 24, 2015. Mr. Sitar was appointed as our Chief Financial Officer as of April 1, 2014.

(4)                  Includes 198,500 shares of common stock underlying options held by Dr. Raju Chaganti exercisable on or before May 24, 2015. Also, includes 60,000 shares of common stock owned by Chaganti LLC, 97,826 shares of common stock owned by his wife, Dr. Seeta Chaganti, and 83,494 shares of common stock held by grantor retained annuity trusts of which Dr. Raju Chaganti and his wife are co-trustees and/or recipients. Excludes 137,500 shares of common stock underlying options held by Dr. Raju Chaganti not exercisable on or before May 24, 2015.

(5)                  Includes 25,000 shares of common stock underlying options exercisable on or before May 24, 2015. Also includes 2,500 shares of unvested restricted stock as of March 25, 2015. Excludes 10,000 shares of common stock underlying options not exercisable on or before May 24, 2015.

(6)                  Includes 200,000 shares of common stock owned by his wife. Includes 70,000 shares of common stock underlying options exercisable on or before May 24, 2015. Includes 788,392 shares of common stock underlying warrants exercisable on or before May 24, 2015. Also includes 12,500 shares of unvested restricted stock as of March 25, 2015. Excludes 55,000 shares of common stock underlying options that are not exercisable on or before May 24, 2015.

(7)                 Includes 18,000 shares of common stock underlying options exercisable on or before May 24, 2015. Also includes 2,500 shares of unvested restricted stock as of March 25, 2015. Excludes 10,000 shares of common stock underlying options that are not exercisable on or before May 24, 2015.

(8)                  Includes 5,000 shares of common stock underlying options exercisable on or before May 24, 2015. Also includes 5,000 shares of unvested restrict stock as of March 25, 2015. Excludes 5,000 shares of common stock underlying options that are not exercisable on or before May 24, 2015.

(9)                  Excludes 5,000 shares of common stock underlying options that are not exercisable on or before May 24, 2015.

(10)           All information regarding Bank of Montreal is based on information disclosed in a statement on Schedule 13G filed with the SEC on February 13, 2015. The address for the Bank of Montreal is 1 First Canadian Place, Toronto, Ontario, Canada M5X

1A1. The shares of common stock are held indirectly by the Bank of Montreal through its subsidiaries, BMO Asset Management Corp. and BMO Harris Bank N.A.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive, officers, and persons who are beneficial owners of more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon the Company’s review of copies of Forms 3, 4 and 5 furnished to the Company, the Company believes that all of its directors, executive officers and any other applicable stockholders timely filed all reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2014, except that (1) an amendment to Form 3 was filed on June 11, 2014, on behalf of Michael Welsh, a member of our Board, to reflect that 10,000 stock options to purchase shares of our common stock had been inadvertently omitted from the Form 3 which was timely filed on his behalf on May 27, 2014, and (2) amendments to Form 4 were filed on June 11, 2014, on behalf of Keith Brownlie, Edmund Cannon and Frank Prendergast, members of our Board, to reflect that 10,000 stock options to purchase shares of our common stock had been inadvertently omitted from the Form 4s which were timely filed on behalf of each on May 27, 2014.

Transactions with Related Persons

Other than compensation arrangements for named executive officers and directors, we describe below each transaction and series of similar transactions, since the beginning of fiscal year 2013, to which we were a party or will be a party, in which:

•                  the amounts involved exceeded or will exceed the lesser of $120,000 or one percent of the average of the smaller reporting company’s total assets at year end for the last two completed fiscal years; and

•                  any of our directors, nominees for director, executive officers or holders of more than 5% of our common stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our named executive officers and directors are described in the section entitled “Executive Compensation”.

2012 Convertible Debt Financing Transaction

We entered into a restated Credit Agreement dated as of October 17, 2012 with John Pappajohn, the chairman of our board of directors, and one other lender for a $3.0 million convertible term loan. Mr. Pappajohn provided approximately $1.8 million of financing under the Credit Agreement. Through April 10, 2013, the loan bore an annual interest rate equal to the prime rate plus 6.25% (9.50% at April 10, 2012) and would have matured on February 26, 2014. The outstanding principal amount of the loan automatically converted into an aggregate of 300,000 of our common stock upon completion of our initial public offering. The conversion price was $10.00 per share, our initial public offering price per share.

In connection with this financing transaction, Mr. Pappajohn received ten-year warrants which, following adjustments related to our initial public offering, represent the right to purchase an aggregate of 202,223 shares of our common stock at a price of $15.00 per share. The warrant exercise prices are subject to standard antidilution protection in the event of stock splits, stock dividends, stock combinations, reclassifications and the like.

On December 7, 2012, Mr. Pappajohn provided an additional $1.0 million of financing on the same terms as the restated credit agreement. Through April 10, 2013 the loan bore an annual interest rate equal to the prime rate plus 6.25% (9.50% at April 10, 2013) and would have matured on June 4, 2014. The outstanding principal amount of the loan automatically converted into an aggregate of 100,000 shares of our common stock upon completion of our initial public offering.

In connection with this financing transaction, Mr. Pappajohn received ten-year warrants, which following adjustments related to our initial public offering, present the right to purchase an aggregate of 73,333 shares of our common at a price of $15.00 per share. The warrant is subject to standard anti-dilution protection in the event of stock splits, stock dividends, stock combinations, reclassifications and the like.

December 2011 Financing Transaction

We entered into a Credit Agreement dated as of December 21, 2011, as amended and restated as of February 13, 2012, with John Pappajohn and Andrew Pecora, a former member of our board of directors, (indirectly through an investment company), both of whom were members of our Board at that time, and NNJCA Capital, LLC (“NNJCA”), a limited liability company of which Dr. Pecora is a member, for a $6.0 million secured term loan. Mr. Pappajohn provided $4.0 million of financing, NNJCA provided $1.5 million of financing and Dr. Pecora provided $500,000 of financing under the Credit Agreement.

Mr. Pappajohn converted $4.0 million of the outstanding principal due to him and his spouse into 400,000 shares of our common stock at our initial public offering price of $10.00 per share upon the consummation of our initial public offering on April 10, 2013. In addition, Mr. Pappajohn was issued five-year warrants which, following adjustments related to our initial public offering, represent the right to purchase an aggregate of 61,176 shares of common stock at a price of $15.00 per share. The warrant is subject to standard anti-dilution protection in the event of stock splits, stock dividends, stock combinations, reclassifications and the like.

The principal balance due to Dr. Pecora and NNJCA under this Credit Agreement of $1.5 million plus all accrued interest was repaid following consummation of our August 2013 public offering.

Change in Adjustment Provisions of Certain Outstanding Warrants.

On February 11, 2013, John Pappajohn agreed to limit certain anti-dilution rights in his warrants to purchase shares of the Company’s common stock, including those issued in connection with the financings described above. As of February 27, 2013, Mr. Pappajohn held 574,310 warrants which, due to such anti-dilution provisions, would adjust to be warrants to purchase 1,066,013 shares of the Company’s common stock at an exercise price of $15.00 per share, if the initial public offering price of our common stock were $15.00 per share and more if the initial public offering price per share were less than $15.00. Mr. Pappajohn agreed that if our final initial public offering price was below $15.00, there would be no further adjustment to the price or number of shares covered by warrants held by him. Our initial public offering price was $10.00 per share, and thus Mr. Pappajohn did not receive the benefit of a lower $10.00 per share exercise price for his warrants or the proportional increase in the number of warrants he would hold.

Credit Facilities

We have had a revolving line of credit with Wells Fargo Bank, N.A. (“Wells Fargo”) since April 1, 2011, which has been extended a number of times until April 1, 2014. This facility was guaranteed by John Pappajohn. The maximum amount of indebtedness that was owed by us under this facility is $6.0 million, which amount remains outstanding as of the date hereof. This facility requires monthly interest payments. The interest is computed at LIBOR plus 1.75%, which was 2.0% as of April 1, 2014.

As consideration for his personal guarantee of this facility, as well as the extension of that guarantee in connection with each of the first six extensions of this facility, Mr. Pappajohn received five-year warrants which, following adjustments related to our initial public offering, represent the right to purchase an aggregate of 1,313,980 shares of our common stock. The warrants issued to Mr. Pappajohn in connection with such guarantees have exercise prices ranging from $4.00 per share to $15.00 per share. In connection with the seventh extension of this facility, Mr. Pappajohn received five-year warrants which, following adjustments related to our initial public offering, represent the right to purchase an aggregate of 37,000 shares of our common stock on the same terms as the bridge financing warrant issued in connection with the December 2011 Financing Transaction. In connection with the eighth extension of this facility and Mr. Pappajohn’s agreement to amend the exercise price of the warrants received by him in connection with the seventh extension, Mr. Pappajohn received five-year warrants which, following adjustments related to our initial public offering, represent the right to purchase an aggregate of 108,779 shares of common stock on the modified bridge form. The warrant exercise price is subject to standard anti-dilution protection in the event of stock splits, stock dividends, stock combinations, reclassifications and the like. In addition, we paid the legal fees incurred by Mr. Pappajohn in connection with the guarantees previously issued to Wells Fargo.

Equity Dynamics

Beginning in August 2010, Equity Dynamics, Inc. (“EDI”), a financial consulting entity that was founded by John Pappajohn, began providing financial consulting services to us pursuant to a consulting agreement. The consulting agreement was terminated effective March 31, 2014. Subsequently, we entered into a new consulting agreement EDI effective April 1, 2014 pursuant to which we continue to pay EDI a monthly fee of $10,000 plus expenses for such consulting services. We may terminate our consulting arrangement with EDI upon 30 days written notice.

Familial Relationships

Seeta Chaganti, Ph.D., wife of one of our directors, Dr. Raju Chaganti, serves as our Senior Scientist Probe Development. Dr. Seeta Chaganti received a Master’s degree in Statistics from Andhra University, a Master’s degree in Mathematics from Courant Institute of New York University and a Ph.D. in Biology (molecular genetics) from New York University. She worked as a biostatistician and molecular geneticist at Memorial Sloan-Kettering Cancer Center for more than 25 years. She has extensive research experience in advanced molecular cloning techniques. Dr. Seeta Chaganti joined us in January 2005 as our Director of Probe Development. She is responsible for laboratory operation and administration including writing standard operating procedures, DNA clones inventory and maintenance, DNA-FISH Probe design and development validation and DNA propagation and purification. She receives an annual base salary of $93,545.

Indemnification Agreements

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES.

PROPOSAL NO. 2: TO RATIFY THE APPOINTMENT OF MCGLADREY LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2015

The Audit Committee has reappointed McGladrey LLP as our independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2015, and has further directed that management submit their selection of independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as public registered accounting firm.

Principal Accountant Fees and Services

The following table summarizes the fees for professional services rendered by McGladrey LLP, our independent registered public accounting firm, for each of the last two fiscal years:

Fee Category	2014	2013
Audit Fees	$212,434	$436,027
Audit-Related Fees	—	—
Tax Fees	$11,430	$5,000
All Other Fees	—	—
Total Fees	$223,864	$441,027

Audit Fees

Represents fees for professional services provided in connection with the audit of the Company’s annual audited financial statements and reviews of the Company’s quarterly financial statements, advice on accounting matters directly related to the audit and audit services provided in connection with other statutory or regulatory filings. Audit fees also include fees for reviews of registration statements.

Tax Fees

Tax fees are associated with tax compliance, tax advice, tax planning and tax preparation services.

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to the Company by the independent auditor. However, the pre-approval requirement may be waived with respect to the provision of non-audit services for the Company if the “de minimis” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied.

The Audit Committee has considered whether the provision of Audit-Related Fees, Tax Fees, and all other fees as described above is compatible with maintaining McGladrey LLP’s independence and has determined that such services for fiscal years 2014 and 2013 were compatible. All such services were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act to the extent that rule was applicable.

The Audit Committee is responsible for reviewing and discussing the audit financial statements with management, discussing with the independent registered public accountants the matters required by Auditing Standard No. 61 as adopted by the Public Company Accounting Oversight Board, receiving written disclosures from the independent registered public accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the Audit Committee concerning independence and discussing with the independent registered public accountants their independence, and recommending to the Board that the audit financial statements be included in the Company’s Annual Report on Form 10-K.

Attendance at Annual Meeting

Representatives of McGladrey LLP will not be present at the Annual Meeting and will be available via phone to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE INDEPDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 3: TO APPROVE AN INCREASE IN THE AMOUNT OF SHARES AVAILABLE FOR ISSUANCE UNDER THE AMENDED AND RESTATED CANCER GENETICS, INC. 2011 EQUITY INCENTIVE PLAN

General

The general purpose of our Amended and Restated 2011 Equity Incentive Plan (the “Plan”), is to provide a means whereby eligible employees, officers, non-employee directors and other individual service providers develop a sense of proprietorship and personal involvement in the development and financial success of the Company and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders.

Our Board believes that the Plan advances our interests by enhancing our ability to (a) attract and retain employees, officers, non-employee directors and other individual service providers, (b) provide incentives for such persons to exert maximum efforts for the success of the Company and its subsidiaries, and (c) reward such persons for these efforts. On February 26, 2015, our Board approved an increase in the amount of shares available for issuance thereunder by 650,000, and directed that the increase be submitted to the shareholders for approval at the Annual Meeting.

If the Company’s stockholders do not approve the increase in the amount of shares available for issuance under the Plan, the Company will continue to operate the Plan under its current provisions.

Description of the Existing Plan

The following description of the material terms of the Plan is intended to be a summary only. This summary is qualified in its entirety by the full text of the Plan, which is attached to this proxy statement as Appendix A.

Available Shares. Prior to the proposed increase, an aggregate of 2,000,000 shares of our common stock are reserved for issuance under the Plan, of which approximately 298,300 shares remain available for issuance as of the date of this proxy statement. The foregoing share limitation is subject to equitable adjustment in the event of stock splits and other capital changes.

Eligibility. Any employee, officer, director, consultant, advisor or other individual service provider of the Company or any of its subsidiaries, or any person who is determined by the Compensation Committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any of its subsidiaries is eligible to participate in the plan. As of March 31, 2015, approximately 153 full-time employees and 7 non-employee directors were eligible to participate in the Plan.

Administration. The Plan is administered by our Compensation Committee. The Compensation Committee has discretion to determine the individuals to whom awards may be granted under the Plan, the number of shares of our common stock, units or other rights subject to each award, the type of award, the manner in which such awards will vest, and the other conditions applicable to awards. The Compensation Committee is authorized to interpret the Plan, to prescribe, amend and rescind any rules and regulations relating to the Plan and to make any other determinations necessary or desirable for the administration of the Plan. All interpretations, determinations and actions by the Compensation Committee are final, conclusive and binding on all parties.

Types of Awards. Under the Plan, the Committee may grant nonqualified stock options, or NSOs, incentive stock options, or ISOs, SARs, restricted stock, stock units, performance shares, performance units, other cash-based awards and other stock-based awards. The terms of each award will be set forth in a written agreement with the recipient.

Stock Options. The Compensation Committee will determine the exercise price and other terms for each option and whether the options will be NSOs or ISOs. The exercise price per share of each option will not be less than 100% of the fair market value of our common stock on the date of grant, which will be deemed to be the closing price of a share of common stock on the most recent date preceding the date of grant on which shares of common stock were publicly traded. ISOs may be granted only to employees and are subject to certain other restrictions. To the extent an option intended to be an ISO does not qualify as an ISO, it will be treated as a nonqualified option. A participant may exercise an option by written notice and payment of the exercise price in cash, or, as determined by the Compensation Committee, through delivery of previously owned shares, the withholding of shares deliverable upon exercise, a cashless exercise program implemented by the Compensation Committee in connection with the Plan, and/or such other method as approved by the Compensation Committee and set forth in an award agreement. The maximum term of any option granted under the Plan is ten years from the date of grant. The Compensation Committee may, in its discretion, permit a holder of an NSO to exercise the option before it has otherwise become exercisable, in which case the shares of our common stock issued to the recipient will be restricted stock having analogous vesting restrictions to the unvested NSO before exercise.

Stock Appreciation Rights. The Compensation Committee may grant SARs independent of or in connection with an option. The Compensation Committee will determine the other terms applicable to SARs. The base price per share of each SAR will not be less than 100% of the fair market value of our common stock on the date of grant, which will be deemed to be the closing price of a share of common stock on the most recent date preceding the date of grant on which shares of common stock were publicly traded. The maximum term of any SAR granted under the Plan will be ten years from the date of grant. Generally, each SAR will entitle a participant upon exercise to an amount equal to:

•                  the excess of the fair market value on the exercise date of one share of our common stock over the base price, multiplied by

•                  the number of shares of common stock as to which the SAR is exercised.

Payment may be made in shares of our common stock, in cash, or partly in common stock and partly in cash, all as determined by the Compensation Committee.

Restricted Stock and Stock Units. The Compensation Committee may award restricted common stock and/or stock units under the Plan. Restricted stock awards consist of shares of stock that are transferred to a participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Stock units confer the right to receive shares of our common stock, cash, or a combination of shares and cash, at a future date upon or following the attainment of certain conditions specified by the Compensation Committee, subject to applicable tax withholding requirements. The Compensation Committee will determine the restrictions and conditions applicable to each award of restricted stock or stock units, which may include performance-based conditions. Unless the Compensation Committee determines otherwise at the time of grant, holders of restricted stock will have the right to vote the shares and receive all dividends and other distributions.

Performance Shares and Performance Units. The Compensation Committee may award performance shares and/or performance units under the Plan. Performance shares and performance units are awards, payable in shares of our common stock, cash or a combination thereof, which are earned during a specified time period subject to the attainment of performance goals, as established by the Compensation Committee. The Compensation Committee will determine the restrictions and conditions applicable to each award of performance shares and performance units.

Other Stock-Based and Cash-Based Awards. The Compensation Committee may award other types of stock-based or cash-based awards under the Plan, including the grant or offer for sale of unrestricted shares of our common stock, in such amounts and subject to such terms and conditions as the Compensation Committee determines.

Section 162(m) Awards. The Compensation Committee may grant restricted stock, stock units, performance shares, performance units, incentive bonus awards, other stock-based awards and/or other cash-based awards that are intended to satisfy the exemption to the deduction limitation under Section 162(m) of the Code for performance-based compensation (“Section 162(m) Awards”). As a result, Section 162(m) Awards will be subject to certain additional requirements and limitations, including the attainment of pre-established, objective performance goals. The performance goals will be based on one or more of the following objective performance measures (either individually or in any combination):

pre-tax income	after-tax income

net income (meaning net income as reflected in the Company’s financial reports for the applicable period, on an aggregate, diluted and/or per share basis, or economic net income)	operating income or profit

cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital	earnings per share (basic or diluted)

return on equity	returns on sales or revenues

return on invested capital or assets (gross or net)	cash, funds or earnings available for distribution

appreciation in the fair market value of our common stock	operating expenses

implementation or completion of critical projects or processes	return on investment

total return to stockholders (meaning the aggregate price appreciation of our common stock and dividends paid (assuming full reinvestment of dividends) during the applicable period)	net earnings growth

return measures (including but not limited to return on assets, capital, equity, or sales)	increase in revenues

the Company’s published ranking against its peer group of pharmaceutical companies based on total stockholder return	net earnings

changes (or the absence of changes) in the per share price of the Company’s common stock	clinical or regulatory milestones

earnings before or after any one or more of the following items: interest, taxes, depreciation or amortization, as reflected in the Company’s financial reports for the applicable period total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in the Company’s financial reports for the applicable period)

economic value created	operating margin or profit margin

share price or total shareholder return	cost targets, reductions and savings, productivity and efficiencies strategic business criteria, consisting of one or more objectives based on meeting objectively determinable criteria: specified market penetration, geographic business expansion, investor satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons objectively determinable personal or professional objectives, including any of the following performance goals: the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions any combination of, or a specified increase or improvement in, any of the foregoing

Incentive Bonus Awards. The Compensation Committee may award incentive bonus awards payable in cash or shares of common stock, as set forth in an award agreement. Incentive bonus awards may be based upon the attainment of specified levels of Company or subsidiary performance. The Compensation Committee will determine the terms and conditions applicable to each incentive bonus award. Incentive bonus awards will enable us to pay annual bonuses and provide long term incentive awards that are structured as Section 162(m) Awards (described above) to our named executive officers that are exempt from Section 162(m) of the Code.

The performance goals may be (i) applied to either the Company and/or any of its subsidiaries or affiliates, any division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies, or a combination thereof, all as determined by the Compensation Committee. Unless otherwise determined by the Compensation Committee, extraordinary, unusual or nonrecurring items are excluded when calculating performance measures.

After each performance period, the Compensation Committee must certify in writing if the Company has attained the performance targets, and the number of shares pursuant to the award that are to become freely transferable, if applicable, or the cash or other property payable under the award.

The Compensation Committee has no discretion to waive all or part of the conditions, goals, and restrictions applicable to a Code Section 162(m) Award, except in the event of a change in control, or in the event of the death or disability of a participant. Notwithstanding the foregoing, the Compensation Committee has the discretion to reduce the amount of any Code Section 162(m) Award based on such factors as determined by the Compensation Committee, including, without limitation, a determination that a reduction is appropriate in light of pay practices of competitors, the performance of the Company, a subsidiary, or a participant relative to the performance of competitors, or performance with respect to the Company’s strategic goals.

Subject to the adjustment provisions described above, with respect to awards intended to be Code Section 162(m) awards and stock options and SARs intended to be exempt from the deductibility limitation in Code Section 162(m), the Plan limits grants to any one participant in any one fiscal year to 250,000 options or SARs, and 250,000 shares of restricted stock, stock units, performance shares awards, incentive bonus awards, and other stock based awards that are denominated in shares of common stock. The Plan further limits the dollar value payable to any participant in any one fiscal year on stock units, performance units, incentive bonus awards, or other stock-based awards that may be settled in cash or other property (other than common stock) to $500,000. If an award is cancelled, the cancelled award continues to count towards the applicable limitations.

Clawback and Forfeiture. Amounts payable under the Plan will be subject to recoupment in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, any “clawback” policy adopted by the Company, or as otherwise required by applicable law or stock exchange listing condition.

Share Counting. For purposes of determining the aggregate number of shares of common stock that may be issued under the Plan, the following shares will not be counted and, therefore, may be made subject to new awards under the Plan:

•                          shares subject to awards that are forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminated without payment being made thereunder; and

•                          shares of common stock that are surrendered in payment or partial payment of taxes required to be withheld with respect to the exercise of stock options or in payment with respect to any other form of award.

Transferability. Awards granted under the Plan will not be transferable other than by will or by the laws of descent and distribution, except that the Compensation Committee may permit NSOs, share-settled SARs, restricted stock, performance share or share-settled other stock-based awards to be transferred to family members and/or for estate planning or charitable purposes.

Change in Control. The Compensation Committee may, at the time of the grant of an award, provide for the effect of a change in control (as defined in the Plan) on any award, including (i) accelerating or extending the time periods for exercising, vesting in, or realizing gain from any award, (ii) eliminating or modifying the performance or other conditions of an award, (iii) providing for the cash settlement of an award for an equivalent cash value, as determined by the Compensation Committee, or (iv) such other modification or adjustment to an award as the Compensation Committee deems appropriate to maintain and protect the rights and interests of participants upon or following a change in control. Unless otherwise provided by an award agreement, the Compensation Committee may, in its discretion and without the need for the consent of any recipient of an award, also take one or more of the following actions contingent upon the occurrence of a change in control: (a) cause any or all outstanding options and SARs to become immediately exercisable, in whole or in part; (b) cause any other awards to become non-forfeitable, in whole or in part; (c) cancel any option or SAR in exchange for a substitute option; (d) cancel any award of restricted stock, stock units, performance shares or performance units in exchange for a similar award of the capital stock of any successor corporation; (e) redeem any restricted stock for cash and/or other substitute consideration with a value equal to the fair market value of an unrestricted share of our common stock on the date of the change in control; (f) cancel any option or SAR in exchange for cash and/or other substitute consideration based on the value of our common stock on the date of the change in control, and cancel any option or SAR without any payment if its exercise price exceeds the value of our common stock on the date of the change in control; (g) cancel any stock unit or performance unit in exchange for cash and/or other substitute consideration with a value equal to the fair market value of an unrestricted share of our common stock on the date of the change in control; or (h) make such other modifications, adjustments or amendments to outstanding awards as the Compensation Committee deems necessary or appropriate.

Term; Amendment and Termination. No award may be granted under the Plan on or after March 20, 2024. The Board may suspend, terminate, or amend the Plan in any respect at any time, but no amendment, suspension or termination may materially and adversely affect the rights of a participant under any awards previously granted, without his or her consent.

Certain Plan Information

New Grants under the Plan

Our stockholders are being asked to approve an increase in the number of shares of our common stock available for issuance under the Plan by 650,000 shares (to an aggregate of 2,650,000 shares). The closing price of our common stock on April 10, 2015, as reported by the NASDAQ Capital Market, was $9.29. Of the options outstanding, approximately 33% of the total options were at prices in the range of $11.70-17.38. This range negatively impacts the effectiveness of providing employee incentives. Therefore, the Board has determined that it is in the best interests of the Company to further amend the Plan to, amongst other changes, increase the number of options to purchase shares of common stock by 650,000 options. The grant of options, stock appreciation rights and stock awards under the Plan is discretionary, and except for grants that will be issued pursuant to our compensation policy for non-employee directors described below, our Company cannot determine now the number or type of options, stock appreciation rights or stock awards to be granted in the future to any particular person or group or the number or type of options, stock appreciation rights or stock awards that would have been granted or awarded if the increase in the amount of shares available for issuance under the Plan had been in effect for the fiscal year ended December 31, 2014.

Pursuant to our compensation policy for non-employee directors, at the Annual Meeting, the Compensation Committee will grant options to purchase an aggregate of 50,000 shares of common stock to Dr. Prendergast, Mr. Cannon, Dr. Welsh, Mr. Harris and Dr. McLeod. In addition, an aggregate of 10,000 restricted shares of common stock will be issued to Mr. Harris and Dr. McLeod. These grants will be made even if the increase in the amount of shares available for issuance under the Plan is not approved by our stockholders.

United States Federal Income Tax Consequences

The following is a summary of the general federal income tax consequences relating to the grant and exercise of awards under the Plan and the subsequent sale of common stock that will be acquired under the Plan. The tax effect of exercising awards may vary depending upon the particular circumstances, and the income tax laws and regulations change frequently. This summary is general in nature and does not purport to be a complete statement of all federal income tax consequences.

Nonqualified Stock Options. There will be no federal income tax consequences to a participant or to the Company upon the grant of a nonqualified stock option. When the participant exercises a nonqualified option, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the option shares on the date of exercise over the exercise price, and the Company will be allowed a corresponding tax deduction, subject to any applicable limitations under Code Section 162(m). Any gain that a participant realizes when the participant later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the participant held the shares.

Incentive Stock Options. There will be no federal income tax consequences to a participant or to the Company upon the grant of an incentive stock option. If the participant holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise of the option, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the participant disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, the participant will recognize taxable ordinary income in an amount equal to the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the disposition price, and the Company will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Code Section 162(m). Any amount received by the participant in excess of the fair market value on the exercise date will be taxed to the participant as capital gain, and the Company will receive no corresponding deduction. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be a tax preference item that could subject a participant to alternative minimum tax in the year of exercise.

Stock Appreciation Rights. The participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock appreciation right is granted. When the participant exercises the stock appreciation right, the cash or fair market value of any common stock received will be taxable to the participant as ordinary income, and the Company will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Code Section 162(m).

Restricted Stock. Unless a participant makes an election to accelerate recognition of income to the grant date as described below, the participant will not recognize income, and the Company will not be allowed a compensation tax deduction, at the time restricted stock is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date, less any amount paid for the stock, and the Company will be allowed a corresponding tax deduction, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the grant date, the participant will recognize ordinary income as of the grant date equal to the fair market value of the stock as of that date, less any amount paid for the stock, and the Company will be allowed a corresponding compensation tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, such participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Stock Units, Performance Awards, and Incentive Bonus Awards. A participant will not recognize income, and the Company will not be allowed a compensation tax deduction, at the time a stock unit, performance award or incentive bonus award is granted. When a participant receives payment under a stock unit, performance award or incentive bonus award, the amount of cash received and the fair market value of any shares of stock received will be ordinary income to the participant, and the Company will be allowed a corresponding compensation tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Vote Required

The affirmative vote of a majority of the total votes cast is required to approve this proposal. As a result, abstentions will have the same practical effect as a negative vote on these proposals, and broker non-votes, if any, will not affect the outcome of the vote on these proposals.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF AN INCREASE IN THE AMOUNT OF SHARES AVAILABLE FOR ISSUANCE UNDER OUR 2011 EQUITY INCENTIVE PLAN.

STOCKHOLDER PROPOSALS

Stockholder Proposals for 2016 Annual Meeting

Any stockholder proposals submitted for inclusion in the Company’s proxy statement and form of proxy for our 2016 Annual Meeting of Stockholders must be received by the Company no later than December 22, 2015 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: Cancer Genetics, Inc., 201 Route 17 North, 2nd Floor, Rutherford, New Jersey, 07070 Attn.: Secretary.

Our by-laws state that a stockholder must provide timely written notice of a proposal, or must timely submit a nomination of a director candidate, to be brought before the meeting and supporting documentation as well as be present at such meeting, either in person or by a representative. For our 2016 Annual Meeting of Stockholders, a stockholder’s notice or nomination shall be timely received by the Company at our principal executive office no later than February 13, 2016 and no earlier than January 14, 2016; provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than thirty (30) days before the anniversary date of the immediately preceding Annual Meeting of Stockholders (the “Anniversary Date”) or more than seventy (70) days after the Anniversary Date, a stockholder’s notice or nomination shall be timely if received by the Company at our principal executive office not earlier than the close of business on the one hundred twentieth (120th) day prior to such Annual Meeting and not later than the close of business on the later of (i) the ninetieth (90th) day prior to the scheduled date of such Annual Meeting; and (ii) the tenth (10th) day following the day on which such public announcement of the date of such Annual Meeting is first made by the Company. Proxies solicited by our Board will confer discretionary voting authority with respect to these proposals or nominations, subject to the SEC’s rules and regulations governing the exercise of this authority. Any such proposal or nomination shall be mailed to: Cancer Genetics, Inc., 201 Route 17 North, 2nd Floor, Rutherford, New Jersey, 07070, Attn.: Secretary.

ANNUAL REPORT

Copies of our Annual Report on Form 10-K (including audited financial statements), as amended, filed with the SEC may be obtained without charge by writing to Cancer Genetics, Inc., 201 Route 17 North, 2nd Floor, Rutherford, New Jersey, 07070, Attn.: Secretary. A request for a copy of our Annual Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of our common stock on March 25, 2015. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

Our audited financial statements for the fiscal year ended December 31, 2014 and certain other related financial and business information are contained in our 2014 Annual Report to Stockholders, which is being made available to our stockholders along with this proxy statement, but which is not deemed a part of the proxy soliciting material.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: Cancer Genetics, Inc., 201 Route 17 North, 2nd Floor, Rutherford, New Jersey, 07070, Attn.: Secretary, or by phone at (201) 528-9200. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

OTHER MATTERS

As of the date of this proxy statement, the Board does not intend to present at the Annual Meeting of Stockholders any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors

/s/ Panna L. Sharma
Panna L. Sharma, President and Chief Executive Officer

April 20, 2015

Rutherford, New Jersey

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet - QUICK . . . EASY CANCER GENETICS, INC. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m., Eastern Time, on May 13, 2015. INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. . FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED . 1. Election of Directors (01) John Pappajohn (02) Panna L. Sharma (03) Edmund Cannon (04) Franklyn G. Prendergast (05) Geoffrey Harris (06) Howard McLeod (07) Michael J. Welsh (08) Raju S. K. Chaganti 2.Ratif ication of McGladrey LLP as the Company’s independent registered public accounting f irm for the year ending December 31, 2015. 3.Approval of an increase in the amount of shares available for issuance under the Company’s Amended and Restated 2011 Equity Incentive Plan. (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: Signature______________________________________ Signature, if held jointly______________________________________ Date_____________, 2015. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate off icer, please give title as such. Please mark your votes like this X FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR all Nominees listed to the left WITHOUT AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left) PROXY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3 AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”:

. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED . Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 14, 2015 The proxy statement and our 2015 Annual Report to Stockholders are available at http:// www.cstproxy.com/cancergenetics/2015 CANCER GENETICS, INC. PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints Panna L. Sharma and Edward J. Sitar, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of the Company held of record by the undersigned at the close of business on March 25, 2015 at the Annual Meeting of Stockholders to be held on May 14, 2015, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE EIGHT NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2 AND PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued, and to be marked, dated and signed, on the other side)